UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 11, 2004

                                  ADVOCAT INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                    001-12996                62-1559667
----------------------------       ----------------           -------------
(State or other jurisdiction       (Commission File           (IRS Employer
      of incorporation)                 Number)          Identification Number)

          277 Mallory Station  Road, Suite 130 Franklin, Tennessee 37067
                    ----------------------------------------
                    (Address of principal executive offices)

                                 (615) 771-7575
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                                 --------------
                         (Former name or former address,
                          if changed since last report)

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Item 2. Acquisition or Disposition of Assets

On May 11, 2004, the Company completed the previously announced sale of Diversicare Canada Management Services Co., Inc. ("DCMS"), Advocat's Canadian operations to DCMS Holdings Inc., a newly formed privately-owned Ontario corporation. DCMS operates 14 nursing homes and 24 assisted living facilities in the Canadian provinces of Ontario, British Columbia and Alberta. DCMS was sold for $8.5 million Canadian in cash plus a note for $8 million Canadian payable over a five year period. The total purchase price of $16.5 million Canadian equals approximately $11.8 million U.S. The transaction received shareholder approval in November 2003 and final approval from Canadian regulatory authorities in April 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

          Number                              Exhibit
         --------                ----------------------------------
           99.1                   Press Release dated May 13, 2004

Item 12. Results of Operations and Financial Condition.

On May 13, 2004, the Registrant announced its results of operations for the quarter ended March 31, 2004. A copy of the related press release is attached as
Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

The information furnished pursuant to Item 12 herein, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ADVOCAT INC.

                                          By: /s/ L. Glynn Riddle, Jr.
                                              ------------------------
                                              L. Glynn Riddle, Jr.
                                              B Chief Financial Officer

Date: May 13, 2004

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                                  Exhibit Index

   Exhibit No.
   -----------
      99.1               Press release dated May 13, 2004.